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                                                                  EXHIBIT 10(ll)

                    FIRST AMENDMENT TO AMENDED AND RESTATED

                             EMPLOYMENT AGREEMENT



Tuboscope Vetco International Inc., a Texas corporation (the "Company"), Tuboscope Vetco International Corporation, a Delaware corporation (the "Corporation"), and Martin R. Reid (the "Executive") have previously entered into an Amended and Restated Employment Agreement dated as of June 23, 1993 (the "Amended Agreement"). The Company and the Corporation are hereinafter sometimes jointly referred to as "the Companies."

WHEREAS, the Companies are contemplating a transaction pursuant to which the Companies would combine their business enterprises with those of another company (the contemplated transaction is hereinafter referred to as the "Transaction"); and

WHEREAS, the Companies and Executive wish to modify the Amended Agreement in certain respects generally and in particular respects in contemplation of the Transaction;

NOW, THEREFORE, in consideration of the premises and mutual promises contained herein the sufficiency and receipt of which are hereby acknowledged the parties agree as set forth below:

1. Paragraph 12.02 of the Amended Agreement is amended to read hereafter as follows:

     "In the event of Change of Control, all of Executive's unvested stock options shall vest without further action by either of the Companies or Executive. Notwithstanding anything to the contrary contained in the agreements covering such stock options, such stock options shall be exercisable for the five (5) full calendar years following the Change of Control pursuant to the other terms of the Amended and Restated Stock Option Plan for Key Employees and Directors of Tuboscope Vetco International Corporation."

2. Subparagraph 12.03(a) of the Amended Agreement is amended to read hereafter as follows:

     "(a) pay to Executive two and one half (2-1/2) times the sum of his Annual
          Base Salary and Annual Incentive Compensation Opportunity then in effect; provided, however, that if the sum of Executive's Annual Base Salary and Annual Incentive Compensation Opportunity for any of the three (3) years previous to the Change of Control is greater than Executive's Annual Base Salary and Annual Incentive Compensation Opportunity then in effect, the Executive will be paid two and one half (2-1/2) times the greater amount."

3. Subparagraph 12.03(f) of the Amended Agreement is amended by inserting "paragraph 12.02 and" immediately prior to "subparagraphs 12.03(a)-(f)" in the second line.
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                                                                  EXHIBIT 10(ll)

          IN WITNESS WHEREOF, the Company, the Corporation, and the Executive have executed this Agreement on this 3rd day of January, 1996.

EXECUTIVE                       TUBOSCOPE VETCO INTERNATIONAL INC.


/s/  MARTIN R. REID             By: /s/  WILLIAM V. LARKIN, JR.
------------------------            --------------------------------
Martin R. Reid                      William V. Larkin, Jr.
                                    President



                                TUBOSCOPE VETCO INTERNATIONAL
                                CORPORATION


                                By: /s/  WILLIAM V. LARKIN, JR.
                                    --------------------------------
                                    William V. Larkin, Jr.
                                    President

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